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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 27, 2006

                                 MATHSTAR, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   000-51560               41-1881957
  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

  19075 NW Tanasbourne Dr, Suite 200, Hillsboro, OR              97124
       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (503) 726-5500

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On September 27, 2006, MathStar, Inc. announced it had entered into definitive agreements for $12.6 million private placement of its common stock and common stock purchase warrants. In the private offering, MathStar, Inc. sold approximately 3.1 million shares of common stock and common stock purchase warrants to purchase approximately 1.3 million shares. The warrants have a five-year term and an exercise price of $6.00 per share. The press release announcing the private placement is attached as an exhibit and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibit is being furnished as part of this report:

EXHIBIT NO.    DESCRIPTION
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99.1           Press Release of MathStar, Inc. dated September 27, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MathStar, Inc.
Date: September 27, 2006

                                        By  /s/ James W. Cruckshank
                                            ------------------------------------
                                            James W. Cruckshank
                                            Vice President of Administration and
                                            Chief Financial Officer
                                            (Principal Financial Officer and
                                            Chief Accounting Officer)

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